Exhibit 99.1

PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
PPL CORPORATION AND CENTRAL NETWORKS
(UNAUDITED)

On April 1, 2011 (acquisition date), PPL Corporation (PPL), through its indirect, wholly owned subsidiary PPL WEM, completed its acquisition of all of the outstanding ordinary share capital of Central Networks East plc and Central Networks Limited, the sole owner of Central Networks West plc, together with certain other related assets and liabilities (collectively referred to as Central Networks and subsequently renamed WPD Midlands), from subsidiaries of E.ON AG.  WPD Midlands operates two regulated distribution networks that serve 5 million end-users in the Midlands area of England.  PPL also provides regulated electricity distribution services to 2.8 million end-users in southwest England and south Wales through Western Power Distribution (South West) plc and Western Power Distribution (South Wales) plc (collectively referred to as WPD).  The WPD and WPD Midlands service areas are contiguous.  While cost savings, efficiencies and other benefits resulting from the contiguous service areas are expected, there are no adjustments reflected in the Unaudited Pro Forma Condensed Combined Consolidated Statement of Income (pro forma statement of income) for such items.

The consideration for the acquisition consisted of £3.6 billion (approximately $5.8 billion at April 1, 2011) of cash consideration, including the repayment of £1.0 billion (approximately $1.7 billion at April 1, 2011) of affiliate indebtedness owed to subsidiaries of E.ON AG, and £500 million (approximately $800 million at April 1, 2011) of long-term debt assumed through consolidation.  The total cash consideration paid was primarily funded by borrowings under a Senior Bridge Term Loan Credit Agreement (bridge loan).

The pro forma statement of income has been derived from the historical consolidated statement of income of PPL and four months of the combined results of operations of Central Networks.  PPL’s consolidated statement of income included in its annual report on Form 10-K for the year ended December 31, 2011 included only eight months of WPD Midlands’ results from the date of the acquisition through December 31, 2011, as WPD Midlands’ results are recorded on a one-month lag.

The pro forma statement of income for the year ended December 31, 2011 gives effect to the acquisition as if it was completed at the beginning of the year such that a full year of the combined results of WPD Midlands would be included.

The historical consolidated statement of income has been adjusted in the pro forma statement of income to give effect to pro forma events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on PPL’s results.  The pro forma statement of income also includes adjustments to reflect the issuances of common stock, equity units and acquisition related debt, the elimination of bridge loan borrowings and related fees, and the repayment of the indebtedness owed to subsidiaries of E.ON AG in connection with the acquisition.

The pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma statement of income.  Certain items normally included in the statement of income have been excluded from the pro forma statement of income, including discontinued operations of PPL and certain non-recurring acquisition-related costs incurred during 2011.

The pro forma statement of income has been presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations of PPL.

The following pro forma statement of income should be read in conjunction with:

•	the accompanying notes to the pro forma statement of income;
•
the consolidated financial statements of PPL as of and for the year ended December 31, 2011 which were included in PPL’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2012; and

•
the audited combined financial statements of Central Networks for the years ended December 31, 2010 and 2009, which were included in PPL’s current report on Form 8-K filed with the SEC on April 11, 2011.

Pro Forma Condensed Combined Consolidated Statement of Income
(Unaudited)
(Million of dollars, except share data)
	Year Ended December 31, 2011
	PPL Corporation (a)	Central Networks – Four Months Activity (b)	Pro Forma Adjustments		Pro Forma Combined Entity
Operating Revenues
Utility	$6,292	$403			$6,695
Unregulated retail electric and gas	726				726
Wholesale energy marketing
Realized	3,807				3,807
Unrealized economic activity	1,407				1,407
Net energy trading margins	(2)				(2)
Energy-related businesses	507				507
Total Operating Revenues	12,737	403			13,140

Operating Expenses
Operation
Fuel	1,946				1,946
Energy purchases
Realized	2,130				2,130
Unrealized economic activity	1,123				1,123
Other operation and maintenance	2,667	244	$(291)	(c)	2,620
Depreciation	960	51	(9)	(d)	1,002
Taxes, other than income	326	28			354
Energy-related businesses	484				484
Total Operating Expenses	9,636	323	(300)		9,659

Operating Income	3,101	80	300		3,481

Other Income (Expense) - net	4	1	57	(e)	62

Other-Than-Temporary Impairments	6				6

Interest Expense	898	34	3	(f)	935

Income from Continuing Operations Before Income Taxes	2,201	47	354		2,602
Income Taxes	691	6	88	(g)	785
Income from Continuing Operations After Income Taxes	1,510	41	266		1,817
Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	17				17
Income from Continuing Operations After Income Taxes Attributable to PPL Corporation	$1,493	$41	$266		$1,800

Earnings Per Share of Common Stock
Income from Continuing Operations After Income Taxes Available to PPL Corporation Common Shareowners:
Basic	$2.70				$3.13
Diluted	$2.70				$3.13

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	550,395		25,000	(h)	575,395
Diluted	550,952		25,000	(h)	575,952

The accompanying Notes to Pro Forma Condensed Combined Consolidated Statement of Income are an integral part of the pro forma statement of income. See Note 2 for information on pro forma adjustment references.

NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

Note 1.	Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Income (pro forma statement of income) has been derived from the historical consolidated statement of income of PPL and four months of the combined results of operations of Central Networks.  PPL’s annual report on Form 10-K for the year ended December 31, 2011 included only eight months of WPD Midlands’ results from the date of acquisition through December 31, 2011, as WPD Midlands’ results are recorded on a one-month lag.

The pro forma statement of income for the year ended December 31, 2011 gives effect to the acquisition as if it was completed at the beginning of the year such that a full year of the combined results of Central Networks would be included.

The historical consolidated statement of income has been adjusted in the pro forma statement of income to give effect to pro forma events that are:  (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on PPL’s results.  The pro forma statement of income also includes adjustments to reflect the issuances of common stock, equity units and acquisition related debt, the elimination of bridge loan borrowings and related fees, and the repayment of the indebtedness owed to subsidiaries of E.ON AG in connection with the acquisition.  While cost savings, efficiencies and other benefits resulting from the contiguous service areas are expected, they are not fully reflected in the pro forma statement of income.

The amounts utilized in determining the pro forma adjustments presented on the pro forma statement of income are set forth and described in Note 2, which should be read in conjunction with the pro forma statement of income.

Certain items normally included in the statement of income have been excluded from the pro forma statement of income, including discontinued operations of PPL and certain non-recurring acquisition-related costs incurred during 2011.

Note 2.	Pro Forma Adjustments

The adjustments included in the pro forma statement of income are as follows:

(a) PPL Corporation - The statement of income for the year ended December 31, 2011 included in PPL’s annual report on Form 10-K included only eight months of WPD Midlands’ results from the date of the acquisition, as WPD Midlands’ results are recorded on a one-month lag.

(b) Central Networks - Four Months Activity - This column represents the combined results of operations of Central Networks for the four months prior to the acquisition date.  Certain financial statement line items in this column have been reclassified to corresponding line items as included in PPL's historical presentation. These reclassifications do not have a material impact on the historical operating income or income from continuing operations after income taxes reported by Central Networks.

(c) Other operation and maintenance - Reflects an adjustment to eliminate acquisition-related costs consisting of separation benefits of $102 million and $37 million of other acquisition-related costs.  See PPL’s annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012 for further discussion of these items.  The amount also includes a $152 million adjustment to eliminate the effects of an acquisition-related pension contribution by Central Networks during the four month period prior to the acquisition date.

(d) Depreciation - Reflects reductions to depreciation expense resulting from fair value adjustments related to property, plant, and equipment.

(e) Other Income (Expense) net - Reflects an adjustment to eliminate $57 million, net, of other acquisition-related costs. See PPL’s annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012 for further discussion of these items.

(f) Interest Expense - Reflects the elimination of interest expense incurred by Central Networks during the four months prior to the acquisition date and $56 million of costs related to the acquisition bridge loan.  These decreases have been offset by an increase of $92 million to reflect four months of interest expense under the post-acquisition debt structure, which includes permanent acquisition-related debt, debt assumed as part of the acquisition, and the equity units.

(g) Income Taxes - Reflects the income tax effect of the pro forma adjustments, which was calculated using an estimated composite U.S. statutory income tax rate for U.S. adjustments and the applicable U.K. statutory income tax rate for U.K. adjustments.  Income tax expense includes adjustments for state taxes and certain federal income tax items that are calculated on a combined or consolidated basis.

(h) Weighted-Average Shares of Common Stock Outstanding - The pro forma weighted-average number of basic and diluted shares of common stock outstanding represents PPL's weighted-average number of basic and diluted shares of common stock outstanding for the year ended December 31, 2011, plus 25 million shares to give effect to the 92 million shares of PPL common stock issued in April 2011 as if they were outstanding for the entire year.